Exhibit 99.1

                     CONSOLIDATED FINANCIAL STATEMENTS
                           SDR TECHNOLOGIES, INC.
                   YEARS ENDED DECEMBER 31, 1999 AND 1998
                    WITH REPORT OF INDEPENDENT AUDITORS



                        Independent Auditors' Report



Board of Directors
SDR Technologies, Inc.

We have audited the accompanying consolidated balance sheets of SDR Technologies, Inc. and Subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of SDR Software Engineering, Pvt., Ltd., a majority-owned subsidiary of SDR Technologies, Inc., which statements reflect total assets of $83,929 and $20,469 as of December 31, 1999 and 1998 respectively and total revenues of $100,677 and $114,750 for the years then ended respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, as it relates to the amounts included for SDR Software Engineering, Pvt., Ltd., is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements present fairly, in all material respects, the financial position of SDR Technologies, Inc. and Subsidiary at December 31, 1999 and 1998 and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                            /s/ Hurley & Company


Granada Hills, CA
February 9, 2000




                   SDR Technologies, Inc. and Subsidiary
                        Consolidated Balance Sheets


                                   Assets

                                                                              December 31,
                                                                         1999                1998
                                                                      ----------          -------

Current Assets
     Cash and Cash Equivalents                                        $  73,459       $    8,956
     Accounts Receivable, Less Allowance
         for Doubtful Accounts of $0                                    458,544          134,219
     Prepaid Expenses                                                     2,927            1,535
     Note Receivable, Officer                                                 0            2,920
     Other Receivables                                                   38,313                0
                                                                      ---------       ----------
              Total Current Assets                                      573,243          147,630
                                                                      ---------       ----------
Property and Equipment, Net (Note 2)                                    307,537          152,874
                                                                      ---------       ----------
Capitalized Equipment Lease, Net (Note 2)                                     0            3,610
                                                                      ---------       ----------
Other Assets
     Deposits                                                            15,846            8,108
     Deferred Finance Costs, Net of Accumulated Amortization
         of $39,302 and $12,736 respectively                              2,316           28,882
     Deferred Charges                                                         0              654
                                                                      ---------       ----------
         Total Other Assets                                              18,162           37,644
                                                                      ---------       ----------
         Total Assets                                                 $ 898,942       $  341,758
                                                                      =========       ==========


 (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)



                   SDR Technologies, Inc. and Subsidiary
                        Consolidated Balance Sheets
                                (continued)

                   Liabilities and Stockholders' Deficit



                                                                              December 31,
                                                                         1999                1998
                                                                      ----------          -------

     Current Liabilities
         Accounts Payable                                             $  287,305       $  184,135
         Loans Payable - Related Parties  (Note 3)                       200,000           89,000
         Accrued Expenses                                                150,873          116,066
         Advances Payable - Related Parties (Note 5)                     279,784          388,265
         Note Payable - Current Portion (Note 6)                           7,700            7,325
         Capital Lease Payable (Note 2)                                        0            2,250
         Deferred Revenue                                                 71,860          482,000
         Credit Line - Current Portion (Note 4)                        1,950,000                0
                                                                      ----------       ----------
              Total Current Liabilities                                2,947,522        1,269,041
                                                                      ----------       ----------

     Long-term Liabilities
         Note Payable - Long Term (Note 6)                                 3,997           11,697
         Credit Line - Long Term (Note 4)                                      0        1,327,500
                                                                      ----------       ----------
              Total Long-term Debt                                         3,997        1,339,197
                                                                      ----------       ----------
     Commitments and Contingencies (Notes 10 and 12)                           -                -
                                                                      ----------       ----------
              Total Liabilities                                        2,951,519        2,608,238
                                                                      ----------       ----------

     Stockholders' Deficit
         Series A Preferred Stock, non
           cumulative, no par or stated
           value, 10,000,000 and 0 Shares
           Authorized, 205,907 and 0 Shares
           Issued and Outstanding, Respectively                          891,025                0
         Common Stock, no par or stated value,
           20,000,000 Shares Authorized,
           2,758,104 and 2,885,981 Shares Issued and
           Outstanding, Respectively                                     200,851           70,441
         Stock Options                                                   733,000                0
         Deferred Compensation                                          (415,000)               0
         Accumulated Deficit                                          (3,461,310)      (2,336,870)
         Accumulated Other Comprehensive Income (Loss)                    (1,143)             (51)
                                                                      -----------      -----------

              Total Stockholders' Deficit                             (2,052,577)      (2,266,480)
                                                                      -----------      -----------

              Total Liabilities and Stockholders' Deficit             $  898,942       $  341,758
                                                                      ==========       ==========


 (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)




                   SDR Technologies, Inc. and Subsidiary
                   Consolidated Statements of Operations


                                                                            Years Ended December 31,
                                                                                1999               1998
                                                                               -------           --------

Net Sales                                                                 $2,634,567            $1,350,959

Cost of Sales                                                                866,486               556,918
                                                                          ----------            ----------
     Gross Margin                                                          1,768,081               794,041

Operating Expenses                                                         2,626,107             1,834,631
                                                                          ----------            ----------
Loss From Operations                                                        (858,026)           (1,040,590)

Interest Expense                                                            (126,871)              (70,469)

Interest Income                                                                3,157                   107
                                                                          -----------           -----------
     Net Loss Before Provision For Income Taxes                             (981,740)           (1,110,952)

Provision for Income Taxes                                                       800                   815
                                                                          -----------           -----------
Net Loss                                                                    (982,540)           (1,111,767)

Other Comprehensive Income (Loss)

     Loss on Foreign Currency Exchange                                        (1,092)                  (51)
                                                                          -----------           ------------
Total Comprehensive Income (Loss)                                        $  (983,632)          $(1,111,818)
                                                                         ============          =============

Earnings (Loss) Per Share:

     Basic and Diluted                                                         $(0.35)              $(0.39)
                                                                               ======               ======

Weighted Average Number of Shares Outstanding

     Basic and Diluted                                                     2,808,708             2,872,064
                                                                           =========             =========











 (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)




                   SDR Technologies, Inc. and Subsidiary
        Consolidated Statements of Changes in Stockholders' Deficit
                   Years Ended December 31, 1998 and 1999

                                                                                                          Other      Total Stock-
                                 Common              Preferred     Stock    Deferred     Accumulated  Comprehensive    holders'
                           Shares      Amount   Shares    Amount  Options  Compensation    Deficit    Income (loss)    Deficit
                           ------      ------   ------    ------  -------  ------------  -----------  -------------  -----------

Balance, December 31,
  1997                    2,885,981    $52,000                                           $(1,206,662)                $(1,154,662)

  Repurchase of
    Common Stock           (173,215)    (1,177)                                              (18,441)                    (19,618)

  Common Stock
    Issued/Services         173,215     19,618                                                                            19,618

  Net Loss                                                                                (1,111,767)                 (1,111,767)
  Loss on Foreign                                                                                           $(51)            (51)
    Currency Exchange
                          -------------------------------------------------------------------------------------------------------
Balance, December 31,
  1998                    2,885,981     70,441                                            (2,336,870)        (51)     (2,266,480)
  Repurchase of
    Common Stock           (155,579)    (8,100)                                             (141,900)                   (150,000)

  Common Stock
    Issued/Services          27,702    138,510                                                                           138,510

  Preferred Stock
    Issued                                      205,907   $891,025                                                       891,025
  Stock Options
    Granted with
    Exercise Price
    Less than Fair
    Market Value on
    Date of Grant                                                 $733,000  $(415,000)                                   318,000
  Net Loss                                                                                  (982,540)                   (982,540)
  Loss on Foreign
    Currency Exchange                                                                                    (1,092)          (1,092)
                          -------------------------------------------------------------------------------------------------------
Balance, December 31,
  1999                    2,758,104  $200,851   205,907   $891,025 $733,000 $(415,000)   $(3,461,310)    $(1,143)    $(2,052,577)
                          =======================================================================================================


                      (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)




                   SDR Technologies, Inc. and Subsidiary
                   Consolidated Statements of Cash Flows

                                                                                  Years Ended December 31,
                                                                                --------------------------
                                                                                    1999            1998
                                                                                -------------     -----------
Cash Flows From Operating Activities:

     Net Loss                                                                      $ (982,540)     $(1,111,767)
     Adjustments to Reconcile Net Loss to
         Net Cash Used By Operating Activities:
         Depreciation and Amortization                                                 77,515           49,366
         Compensation Expense Related to Stock Options Granted                        318,000                0
         Decrease (Increase) In:
              Accounts Receivable                                                    (321,405)         243,067
              Prepaid Expenses                                                         (1,392)           5,730
              Deposits                                                                 (7,738)             249
              Other Receivables                                                       (38,313)               0
         Increase (Decrease) In:
              Accounts Payable                                                        103,170          (19,920)
              Accrued Expenses                                                         34,807           74,749
              Deferred Revenue                                                       (410,140)         197,000
                                                                                   ----------       ----------
                  Net Cash Used By Operating Activities                            (1,228,036)        (561,526)
                                                                                   -----------      ----------

Cash Flows From Investing Activities:

     Purchases of Property and Equipment                                             (201,349)         (38,480)
     Collections of Loans                                                                   0            6,946
                                                                                   ----------       ----------
                  Net Cash Used By Investing Activities                              (201,349)         (31,534)
                                                                                   ----------       ----------
Cash Flows From Financing Activities:

     Proceeds from Loans                                                              200,000           89,000
     Proceeds from Line of Credit                                                     622,500          614,500
     Stockholder's Loan                                                                     0            5,945
     Payments on Note Payable                                                          (7,324)               0
     Payments on Loans - Officer                                                         (129)            (596)
     Payments on Advances - Related Party                                            (108,352)        (119,963)
     Payments on Equipment Lease                                                       (2,250)          (2,263)
     Proceeds From Sale of Stock                                                      940,535                0
     Repurchase of Common Stock                                                      (150,000)               0
                                                                                   ----------       -----------
                  Net Cash Provided By Financing Activities                         1,494,980          586,623
                                                                                   ----------       ----------
Foreign Currency Adjustments:                                                          (1,092)             (51)
                                                                                   -----------      ----------
Net Increase (Decrease) In Cash and Cash Equivalents                                   64,503           (6,488)

Cash and Cash Equivalents at Beginning of Year                                          8,956           15,444
                                                                                    ---------       ----------
Cash and Cash Equivalents at End of Year                                            $  73,459       $    8,956
                                                                                    =========       ==========

                        (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)




                   SDR Technologies, Inc. and Subsidiary
                 Notes to Consolidated Financial Statements
                         December 31, 1999 and 1998


Note 1 - Summary of Significant Accounting Principles:

     Organization and Operation

     SDR Technologies, Inc. (the "Company") was incorporated in the state of California on December 4, 1991. The Company operates in the government electronic filing industry specializing in Internet technologies. The Company is a provider of information technology services to the ethics and elections industries and fulfills the software development, data processing, network and distributed systems needs of U.S. Federal, state, local and Canadian ethics agencies. The Company also provides business-to-government, citizen-to-government and government-to-government services ranging from consulting to creation of e-business marketplaces. Additionally, the Company develops technologies, engineering solutions and analytical systems for government electronic filing markets.

     The Company enters into contracts with Secretary of State ethics agencies to develop an electronic marketplace where candidates, committees, and lobbyists file their financial information and the public and agency investigators have access to search, compare and print the data. During fiscal year 1999, over 200,000 financial reports were electronically accepted over the Company's systems.

     The Company derives its revenues primarily from fees paid by government agencies for its products and services. In addition, the Company receives monthly subscription fees through site hosting, data processing and application time-sharing services.

     In 1998 the Company invested $6,350 for a 51% ownership in an Indian software development company, SDR Software Engineering Pvt., Ltd. (SDRSE) based in Pune, India. The subsidiary was incorporated under the applicable laws and regulations of India and all of its revenue during 1999 and 1998 were generated by software exports to SDR Technologies, Inc. in the United States. Also, see Note 15.

     Basis of Consolidation

     For the years ended December 31, 1999 and 1998 the financial statements of SDR Technologies, Inc. and SDRSE are consolidated. All significant inter-company transactions, including all revenues of SDRSE, have been eliminated from the consolidated financial statements. All of the consolidation data for SDRSE was obtained from their audited financial statements as of December 31, 1999 and March 31, 1999. In 1999, SDRSE changed its year-end to December 31. Minority interest at December 31, 1999 is approximately $7,000 and is not considered material to the consolidated financial statements.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Earnings (Loss) Per Share

     Basic and diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares issued and outstanding during the current year. Diluted net loss per share gives effect to the potential exercise of outstanding stock options and warrants. Basic and diluted earnings per share are the same in 1999 and 1998.

     Allowance for Doubtful Accounts

     Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable at the balance sheet date. At December 31, 1999 and 1998 no allowances have been provided as all accounts receivable have been determined to be collectible.

     Revenue Recognition

     The Company recognizes revenue in accordance with Statement of Position 97-2, "Software Revenue Recognition". Revenue is recognized on a portion of the fee allocated to a delivered element of a contract. The delivery of an element of a contract is considered to have occurred if there are no undelivered elements that are essential to the functionality of the delivered element. Revenue from product sales is recorded when the related products are shipped. Maintenance revenue is recognized ratably over the contract period, generally 12 months.

     Depreciation and Amortization

     Fixed assets are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed under the straight-line method over the following estimated useful lives:

                                                            Years
              Furniture and Fixtures                          7
              Computer Equipment                              5
              Capitalized Equipment                         5-7
              Leasehold Improvements                          5

     When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in the results of operations for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals or betterments are capitalized. Included in the consolidated statement of operations for the years ended December 31, 1999 and 1998 is a provision for depreciation and amortization of property and equipment in the amount of $45,737 for SDR Technologies, Inc., and $4,559 for SDRSE, and $37,232 for SDR Technologies, Inc. and $5,187 for SDRSE respectively.

     Amortization of deferred finance costs is calculated using the straight-line method from 12 to 38 months. Amortization expense for the years ended December 31, 1999 and 1998 was $26,566 and $6,947 respectively.

     Statement of Cash Flows

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. For the years ended December 31, 1999 and 1998, cash paid for interest and income taxes was $140,454 and $800 respectively and $80,514 and $815 respectively.

     During the years ended December 31, 1999 and 1998 SDR Technologies, Inc. entered into the following non-monetary transactions: Repayment of a $50,000 and $39,000 loan payable including interest of $5,095 in exchange for 18,819 shares of preferred stock in 1999; purchase of production equipment through a capital lease agreement for $4,513 and repurchase of 173,215 shares of common stock in exchange for a note payable for $19,618 issued to an ex-officer of the company in 1998 (see Note 6); Issuance of 173,215 common shares valued at $19,618 for services in 1998; Issuance of 27,702 shares of common stock valued at $138,510 in lieu of cash for professional services relating to raising capital in 1999.

     Income Taxes

     In the beginning of 1998, SDR Technologies, Inc., by the consent of its stockholders, elected to terminate its S Corporation election under the Internal Revenue Code and the laws of the State of California.

     The Company's operations for the year ended December 31, 1999 and 1998 resulted in net losses of $982,540 and $1,111,767 respectively. Therefore there were no provisions made for corporate income taxes under the Internal Revenue Code. The laws of the State of California however require the payment of a minimum annual Franchise Tax, therefore, a provision for state income taxes was provided in the consolidated financial statements.

     The Company computes deferred income taxes in accordance with Financial Accounting Standards Board Statement No. 109 (SFAS No. 109), "Accounting for Income Taxes". Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. As of December 31, 1999 and 1998 deferred income taxes, after application of valuation allowances, were negligible. Therefore, no deferred taxes have been recognized as of December 31, 1999 and 1998.

     Concentration of Risk

     The Company is currently dependent on one major lender for operating funds. If this lender were to decide not to renew the loan, the Company would need to secure an operating loan from one or more additional sources. Management believes that this risk is limited by working with the lender well in advance of any renewal date.

     The Company currently employs and has outside contracts with several individuals highly specialized in writing custom tailored electronic reporting software programs for various governmental entities. If the services of one or more employees or outside contractors were to be lost, this could have at least a short-term impact on the ability of the Company to fulfill current contracts and to obtain new business. Management believes this risk is limited by their ongoing search for qualified individuals on a world-wide basis.

     Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company sells mainly to various government entities at all levels. The credit risk associated with related receivables is limited by their geographic dispersion and variety of government agencies. The Company has not experienced any significant credit losses. The three largest customers comprised approximately 45.7%, 35.9% and 16.5% of accounts receivable at December 31, 1999 and the three largest customers comprised approximately 43.2%, 33.5% and 19.2% of accounts receivable at December 31, 1998.

     Computer Software Costs

     The Company accounts for computer software costs in accordance with Financial Accounting Standards Board Statement No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". The Company's policy is to record costs incurred to develop software for sale as research and development expense until such time as the product proves it has market acceptance. At that time, costs of significant development and improvements are capitalized and amortized over the life of the expected revenue stream of the product. The cost of the Company's current products was expensed in the period prior to market acceptance and the software development costs subsequently incurred were expensed. Capitalizable costs could be more significant in the future. Purchased software is capitalized and amortized over its estimated useful life.

     Reclassification of Consolidated Financial Statement Presentation

     Certain reclassifications have been made to the 1998 consolidated financial statements to conform with the 1999 consolidated financial statement presentation. Such reclassifications had no effect on financial results as previously reported.

     Dividends

     The Company has not paid cash dividends to date, nor does the Company anticipate the payment of cash dividends on its Common and/or Preferred stock in the foreseeable future.

     Stock-Split

     On August 1, 1999 the Company's Board of Directors adopted a resolution to split its common stock. Each outstanding share of the Company's common stock was split into 75.05 shares. As of December 31, 1999, after the effect of the stock-split, there were 2,758,104 shares of the Company's common stock outstanding. The effect of the stock split has been retroactively reflected in the consolidated financial statements for all periods presented.

Note 2 - Property and Equipment:

     Property and equipment is recorded at cost and is summarized as follows:


                                                                     1999              1998
                                                                  -----------        --------

         Computer, Furniture, and Fixtures - SDRSE                 $  24,782        $  17,968
         Furniture, Fixtures and Equipment                            70,450            8,962
         Computer Equipment                                          252,923          179,748
         Leasehold Improvements                                       40,366            4,377
         Purchased Software Costs                                     26,900                0
                                                                   ---------        ---------
                                                                     415,421          211,055
              Less Accumulated Depreciation and Amortization        (107,884)         (58,181)
                                                                   ---------        ----------
                                                                     307,537          152,874
                                                                   ---------        ---------
         Capitalized Equipment Lease                                       0            4,513
              Less Accumulated Amortization                                0             (903)
                                                                   ---------        ---------
                                                                           0            3,610
                                                                   ---------        ---------
                                                                   $ 307,537        $ 156,484
                                                                   =========        =========


     Note 3 - Loans Payable:

     On July 23, 1998 SDR Technologies, Inc. entered into a loan agreement with a group of foreign investors for $39,000. The loan matured on July 23, 1999. In accordance with the terms of the loan agreement SDR refinanced the loan at maturity by repaying the entire loan with 7,800 shares of SDR Technologies, Inc Series A Preferred stock.

     On August 31, 1998 SDR Technologies, Inc. borrowed an additional $50,000 under a separate loan agreement. The $50,000 loan matured on August 31, 1999 and was repaid, including interest of $5,095 with the issuance of 11,019 shares of SDR Technologies, Inc. Series A Preferred stock.

     In November of 1999 SDR Technologies, Inc. signed a convertible promissory note payable to Linea Associates for $200,000. The note bears interest at 7% per annum and both principal and interest are due on March 19, 2000 unless, in accordance with the loan agreement, the note is converted to SDR Technologies Inc. common stock prior to the note's maturity date. The interest accrued on the note as of December 31, 1999 is $1,595.


                                                                                        1999               1998
                                                                                   --------------    ----------
Note 4 - Revolving Line of Credit:

     Bank of America, revolving line of credit in the original amount of
     $500,000 and subsequently raised to $1,950,000, collateralized by marketable securities of the Stein Family Trust, a stockholder, payable interest only monthly at the bank's FIRST rate which approximates LIBOR (5.83% at December 31, 1999). Average interest rate during 1999 was approximately 5.35%. Outstanding principal due
     March 1, 2000.                                                                    $1,950,000        $1,327,500
                                                                                       ==========        ==========

Note 5 - Advances Payable, Related Parties:

     SDRSE has an unsecured non-interest bearing payable, due
     on demand to an officer/stockholder of the company. The
     payable is expected to be settled within the current year.
     There is no signed note for the above transaction.                                    $5,816            $5,945

     SDR Technologies, Inc. has an unsecured, non-interest
     bearing payable, due on demand to Kimball Petition
     Management, Inc., which is owned by two officer/stockholders
     of the Company.                                                                      262,391           370,743

     SDR Technologies, Inc. has an unsecured, non-interest bearing
     payable, due on demand to an officer/stockholder of the Company.                      11,577            11,577
                                                                                       ----------        ----------
                                                                                       $  279,784        $  388,265
                                                                                       ==========        ==========


Note 6 - Note Payable:

     SDR Technologies, Inc. has an unsecured note payable due to a former stockholder resulting from a stock redemption agreement between the Company and a former stockholder. The Company, in consideration for the stockholder's surrender of 173,215 shares of SDR stock, issued a promissory note payable to the stockholder for $19,618. The note bears interest at 5% per annum and is payable in 31 equal monthly payments including principal and interest.


                                                                                        1999            1998
                                                                                     ---------         -------
         Principal Balance, December 31                                               $11,697          $19,022
         Less Current Portion                                                          (7,700)          (7,325)
                                                                                       ------         --------
                  Long Term Portion                                                  $  3,997          $11,697
                                                                                     ========          =======


     Future minimum payments under the above obligation are as follows:

         December 31,
              2000                                                                   $  7,700
              2001                                                                      3,997
                                                                                     ---------
                                                                                     $ 11,697


Note 7 - Income Taxes:

     Provision for income taxes is comprised of the following:
                                                                                        1999            1998
                                                                                        ----            ----
           Current:
              Federal                                                                   $   0           $    0
              State                                                                       800              815
                                                                                        -----            -----
         Deferred                                                                           0                0
                                                                                        -----             ----
         Income Tax Expense                                                              $800             $815
                                                                                         ====             ====


     The Company has accumulated tax loss carryforwards of approximately $1,397,540 and $1,111,767 for Federal tax purposes for the years ended December 31, 1999 and 1998 respectively. In addition the Company has a tax loss carryforward of $698,770 and $555,884 for California franchise tax purposes for the years ended December 31, 1999 and 1998 respectively. The Federal net operating losses (NOL's) expire in 2018 and 2019. The state NOL's expire in 2003 and 2004. The carryforward amounts are subject to review and revisions if any, by tax authorities. As of December 31, 1999 and 1998 deferred tax assets, after application of valuation allowances, were negligible.

Note 8 - Related Party Transactions:

     Throughout the years ended December 31, 1999 and 1998, non-interest bearing funds advanced during 1997 and previous years were repaid to Kimball Petition Management, Inc., owned by two officer/stockholders of the Company. The total amounts repaid in 1999 and 1998 were $108,352 and $119,962 respectively. Also, see Notes 4, 5 and 6.

Note 9 - Repurchase of Common Stock

     In June of 1999 SDR Technologies, Inc. purchased 155,579 shares of its common stock for $150,000 from a former officer of the Company in complete liquidation of his interest in the Company.

Note 10 - Lease Commitments:

     In June 1997 SDR Technologies, Inc., began leasing office facilities under a five year agreement. Under the non-cancelable lease the base monthly rent is $4,031 plus common area expenses. The base lease amount is subject to a cost of living increase based on the CPI for the Los Angeles - Long Beach - Anaheim area. The Company has an option to extend the lease for an additional five years beginning in June 2002. In May of 1999 SDR Technologies Inc. began leasing an additional suite in the same building where its offices are located under a contract expiring May 31 of 2002. Under the lease the base monthly rental is $3,423 subject to cost of living increases similar to those described above.

     Rent expense relative to the office space leased was $80,712 and $55,613 for the years ended December 31, 1999 and 1998 respectively.

     The minimum future obligations under the above operating leases are as follows:

         December 31,
              2000                                 $  89,448
              2001                                    89,448
              2002                                    37,272
              Thereafter                                   0
                                                   ---------
                                                    $216,168
                                                   =========


Note 11 - Major Customers:

     For the year ended December 31, 1999, the five largest customers comprised approximately 78.5% of total revenues, ranging from 12.9% up to 18.6% each. For the year ended December 31, 1998 the three largest customers comprised approximately 63.7%, 14.1% and 12.1% of total revenues, or a total of 89.9%. No other customer represented more than 10% of revenues. During the year ended December 31, 1999 the Company recognized $669,500 in revenues for the performance of contracts awarded in 1997 and 1998.

Note 12 - Contingent Liabilities:

     For the year ended December 31, 1999 as well as all prior years since inception, the Company has been filing state income and sales tax returns in all states where the Company deemed appropriate. Additional state income and sales tax liabilities may however arise as a result of eventual reviews of the Company's business activities in other states by the respective tax authorities. Currently, the Company is unaware of any potential tax liabilities.

     The Company is involved in a legal action arising in the normal course of business. The ultimate resolution of this matter is not ascertainable at this time. In the opinion of management, such matter will not have a material effect upon the financial position of the Company. No provision has been made in these consolidated financial statements related to this claim.

Note 13 - Stock Options and Warrants:

     The Company has adopted a 1999 Stock Option Plan ("Plan"), which permits the Company to grant options to employees, officers, directors, consultants and independent contractors. An aggregate of 700,000 shares of common stock may be issued pursuant to the Plan. As of December 31, 1999, 366,450 options have been granted, 158,949 options have vested under the plan with 207,501 future options pending. The shares vest over 3 years and expire 10 years after the grant date. In accordance with SFAS No. 123, "Stock-Based Compensation", the Company has recognized stock-based compensation of $318,000 for 1999.

     A summary of the Company's stock option activity and related information for the year ended December 31, 1999 is as follows:


                                                                           Weighted-Average
                                                            Options         Exercise Price
                                                            -------         --------------
     Outstanding at Beginning of Year                              0                0
     Granted                                                 366,450            $1.04
     Exercised                                                     0                0
     Forfeited                                                     0                0
                                                             -------            -----
         Outstanding at End of Year                          366,450            $1.04
                                                             =======            =====

     Exercisable at End of Year                              158,949            $1.00
     Weighted-Average Fair Value
         Of Options Granted During
              the year                                                          $3.00


     The following table summarizes information about stock options outstanding under the Plan at December 31, 1999:


                                                     Options Outstanding                   Options Exercisable
                                      --------------------------------------------      ----------------------
                                                                          Weighted                    Weighted
                                                      Weighted Average     Average                     Average
                                        Shares            Remaining       Exercise        Shares      Exercise
     Range of Exercise Price          Outstanding     Contractual Life     Price        Outstanding     Price
     -----------------------          -----------     ----------------   ----------     -----------   --------
     $ 1.00                             364,950            9.5            $  1.00        158,949      $  1.00
     $11.59                               1,500            9.5            $ 11.59              0      $ 11.59

     There are 205,907 warrants with the option to buy one share of common stock at $7.50 per share.

     Each share of Series A Preferred stock includes a warrant (see Note
     14). All warrants were outstanding at December 31, 1999 and all expire by 2003. All options expire by 2009.


Note 14 - Capital Stock

     In August of 1999 the Company designated 1,000,000 of its authorized shares of Preferred stock as Series A Preferred stock. The no par Series A Preferred stock has dividend and voting rights equal to the common stock. Each Series A share is convertible into common stock at a conversion price of $5.00 per share, subject to adjustment pursuant to certain anti-dilution provisions. However, at such time as the Company's common stock becomes listed for trading on a U.S. stock exchange, the conversion price shall be adjusted to the lower of the conversion price then in effect or 80% of the initial public offering price per share. During 1999 the Company raised $891,025 by issuing 205,907 shares of Series A Preferred stock, net of $138,510 in common stock issued in exchange for professional services related to the sale of the Preferred stock.

     Each share of Preferred stock includes a warrant. Each warrant entitles its holder to purchase one share of common stock at an exercise price of $7.50 per share, subject to adjustment pursuant to certain anti-dilution provisions. The warrants may be exercised at any time until September 2003, at which time the unexercised warrants will expire by their own terms.

Note 15 - Subsequent Events:

     In January of 2000, SDR Technologies signed a convertible promissory note payable to National Information Consortium, Inc. a Colorado company, for $1,000,000. The note bears interest at 10% per annum and both principal and interest are due on June 30, 2000 unless, in accordance with the loan agreement, the note is converted to SDR Technologies, Inc. Common Stock.

     During the first quarter of year 2000, SDR Technologies, Inc. purchased an additional 49% of the outstanding Common Stock of SDRE for $6,000. After this transaction SDR Technologies, Inc. owns 100% of the outstanding stock of the subsidiary.

     The Company's ability to operate over the next twelve months is dependent upon the raising of additional capital. The capital can be raised by executing a Series B Preferred Stock offering, which the Company has already verbally obtained commitments. Also, the Company has entered into discussions and has signed a term sheet regarding a potential business combination with National Information Consortium, Inc. If the merger was to consummate, it would substantially improve the financial viability of SDR Technologies, Inc.



                     CONSOLIDATED FINANCIAL INFORMATION
                           SDR TECHNOLOGIES, INC.
                            AS OF MARCH 31, 2000
           AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                (UNAUDITED)



                   SDR Technologies, Inc. and Subsidiary
                         Consolidated Balance Sheet
                               March 31, 2000
                                (unaudited)

                                   Assets


Current Assets
     Cash and Cash Equivalents                          $   859,013
     Accounts Receivable, Less Allowance
         for Doubtful Accounts of $0                        316,473
     Prepaid Expenses                                         3,580
     Other Receivables                                          348
                                                        -----------
              Total Current Assets                        1,179,414
                                                        -----------
Property and Equipment, Net                                 598,175
                                                        -----------
Other Assets

     Deposits                                                29,232
     Deferred Finance Costs,
      Net of Accumulated
      Amortization of $40,988                                   630
                                                        -----------
         Total Other Assets                                  29,862
                                                        -----------
         Total Assets                                   $ 1,807,451
                                                        ===========



 (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)



                   SDR Technologies, Inc. and Subsidiary
                         Consolidated Balance Sheet
                               March 31, 2000
                          (unaudited) (continued)

                   Liabilities and Stockholders' Deficit


     Current Liabilities
         Accounts Payable                                $  440,700
         Accrued Expenses                                   156,631
         Loans Payable - Related Parties                    200,000
         Advances Payable - Related Parties                 279,771
         Note Payable - Current Portion                       7,893
         Deferred Revenue                                    30,279
         Convertible Promissory Notes Payable (Note 2)    2,000,000
         Credit Line - Current Portion                    2,050,000
                                                         ----------
              Total Current Liabilities                   5,165,274
                                                         ----------
     Long-term Liabilities
         Note Payable - Long Term                             2,010
                                                         ----------
              Total Long-term Debt                            2,010
                                                         ----------
              Total Liabilities                           5,167,284
                                                         ----------
     Stockholders' Deficit
         Series A Preferred Stock, non cumulative,
           no par or stated value, 10,000,000
           Shares Authorized, 205,907 Shares
           Issued and Outstanding                           891,025
         Common Stock, no par or stated value,
           20,000,000 Shares Authorized,
           2,758,104 Shares Issued and
           Outstanding                                      200,851
         Stock Options                                      766,000
         Deferred Compensation                             (382,666)
         Accumulated Deficit                             (4,833,276)
         Accumulated Other Comprehensive Income (Loss)       (1,767)
                                                         -----------

              Total Stockholders' Deficit                (3,359,833)
                                                         ----------

              Total Liabilities and Stockholders'
                Deficit                                  $1,807,451
                                                         ==========






 (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)




                   SDR Technologies, Inc. and Subsidiary
                   Consolidated Statements of Operations
                                (unaudited)


                                                                    Three Months Ended March 31,
                                                                        2000              1999
                                                                       ------            ------

Net Sales                                                          $  548,413        $  466,512

Cost of Sales                                                         675,823            98,798
                                                                   -----------       ----------

     Gross Margin                                                    (127,410)          367,714

Operating Expenses                                                  1,183,790           375,302
                                                                   ------------      ----------

Loss From Operations                                               (1,311,200)           (7,588)

Interest Expense                                                      (63,078)          (25,290)

Interest Income                                                         3,112                 0
                                                                   -----------        ----------

     Net Loss Before Provision For Income Taxes                    (1,371,166)          (32,878)

Provision for Income Taxes                                                800               800
                                                                   ------------       -----------

Net Loss                                                           (1,371,966)          (33,678)

Other Comprehensive Income (Loss)

     Gain (Loss) on Foreign Currency Exchange                            (624)              405
                                                                  ------------        ----------

Total Comprehensive Income (Loss)                                 $(1,372,590)        $ (33,273)
                                                                  ===========         ==========

Earnings (Loss) Per Share:

     Basic and Diluted                                                $(0.50)            $(.01)
                                                                      ======             =====

Weighted Average Number of Shares Outstanding

      Basic and Diluted                                             2,758,104         2,885,981
                                                                    =========         =========





 (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)




                   SDR Technologies, Inc. and Subsidiary
                   Consolidated Statements of Cash Flows
                                (unaudited)

                                                                                  Three Months Ended March 31,
                                                                                      2000              1999
                                                                                  -------------     -------------
Cash Flows From Operating Activities:
------------------------------------
     Net Loss                                                                    $ (1,371,966)      $  (33,678)
     Adjustments to Reconcile Net Loss to
         Net Cash Used By Operating Activities:
         Depreciation and Amortization                                                 29,507           18,822
         Compensation Expense Related to
              Stock Options Granted                                                    65,334                0
         Decrease (Increase) In:
              Accounts Receivable                                                     142,071         (168,267)
              Prepaid Expenses                                                           (653)               9
              Deposits                                                                (13,386)          (1,200)
         Increase (Decrease) In:
              Accounts Payable                                                        153,395          (10,337)
              Accrued Expenses                                                          5,758           (4,828)
              Deferred Revenue                                                        (41,581)        (147,250)
                                                                                  -----------       ----------
                  Net Cash Used By Operating Activities                            (1,031,521)        (346,729)
                                                                                  -----------       ----------

Cash Flows From Investing Activities:

Purchases of Property and Equipment                                                  (318,459)               0
     Loans Made                                                                             0           (7,862)
     Collection of Loans                                                               37,965                0
                                                                                   ----------       ----------
                  Net Cash Used By Investing Activities                              (280,494)          (7,862)
                                                                                   ----------       ----------

Cash Flows From Financing Activities:

     Proceeds from Loans                                                                    0           50,000
     Proceeds from Line of Credit                                                     100,000          397,500
     Payments on Stockholder's Loan                                                       (13)            (141)
     Payments on Note Payable                                                          (1,794)          (1,796)
     Payments on Advances - Related Party                                                   0          (76,142)
     Payments on Equipment Lease                                                            0             (749)
     Proceeds From Convertible Promissory Notes (Note 2)                            2,000,000                0
                                                                                  -----------      -----------
                  Net Cash Provided By Financing Activities                         2,098,193          368,672
                                                                                  -----------      -----------

Foreign Currency Adjustments:                                                            (624)             405
                                                                                  -----------      -----------
Net Increase In Cash and Cash Equivalents                                             785,554           14,486

Cash and Cash Equivalents at Beginning of Year                                         73,459            8,956
                                                                                  -----------      -----------
Cash and Cash Equivalents at End of Period                                        $   859,013      $    23,442
                                                                                  ===========      ===========



                        (The Accompanying Notes are an Integral Part of These Consolidated Financial Statements)


                   SDR Technologies, Inc. and Subsidiary
                 Notes to Consolidated Financial Statements
                               March 31, 2000
                                (unaudited)

Note 1 - Unaudited Interim Consolidated Financial Information

The interim consolidated financial information of SDR Technologies, Inc. (the "Company") as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 has been prepared by the management of the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles or complete financial statements have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of management, the accompanying unaudited interim consolidated financial information reflects all adjustments, consisting of only normal and recurring adjustments, necessary to present fairly the financial position of the Company as of March 31, 2000 and the results of its operations and its cash flows for the three months ended March 31, 2000 and 1999. Results of operations for the interim period ended March 31, 2000 are not necessarily indicative of the results expected for the full year.

Note 2 - Acquisition of SDR Technologies

On May 11, 2000, National Information Consortium, Inc. ("NIC") completed the acquisition of the Company pursuant to an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of May 5, 2000, as amended (the "Merger Agreement"), by and among NIC, SDR Acquisition Corp., a California corporation and a wholly owned subsidiary of NIC ("Merger Sub"), and the Company. Pursuant to the Merger Agreement, the Merger Sub was merged with and into the Company (the "Merger"), with the Company as the surviving corporation and a wholly owned subsidiary of NIC. As a result of the Merger, each outstanding share of common stock of the Company and each outstanding share of Series A Preferred Stock of the Company was converted into 0.59977 share of common stock of NIC. Ten percent of the shares of NIC common stock to be issued to former shareholders of the Company will be held in escrow on their behalf to secure certain indemnification obligations under the Merger Agreement. Subject to certain limitations, one half of the escrow shares will be delivered to the Company's shareholders nine months after the date of closing, and the remaining escrow shares will be delivered to the Company's shareholders 18 months after the date of closing. A total of approximately 1,912,000 shares of NIC common stock and options to purchase approximately 230,000 shares of NIC common stock were issued as consideration. The transaction was structured to be tax free to the Company's shareholders.

Prior to the acquisition date, the Company issued two $1 million convertible promissory notes to NIC, dated January 28, 2000 and March 27, 2000, in exchange for $2 million in cash. On April 21, 2000 NIC elected to convert the promissory notes into 67,476 shares of SDR common stock, which were automatically cancelled and retired upon the closing of the acquisition. The principal amount of the January 28, 2000 promissory note, plus interest thereon, will be deducted from the NIC shares held in escrow. The number of shares to be deducted from escrow relating to the January 28, 2000 note will be based on the market price of NIC common stock when the escrow shares are released to NIC. The principal amount of the March 27, 2000 promissory note will not be deducted from the escrow shares. Additionally, 10,000 Company common shares (representing 5,998 NIC common shares) issued on May 11, 2000 upon conversion of an SDR convertible promissory note will also be deducted from the NIC shares in escrow.


                                                                                Mar. 31,     Dec. 31,
                                                                                 2000          1999
                                                                             -----------    ----------

Note 3 - Revolving Line of Credit:

     Bank of America, revolving line of credit in the original amount of
     $500,000 and subsequently raised to $2,050,000 collateralized by marketable securities of the Stein Family Trust, a shareholder, payable interest only monthly at the
     bank's FIRST rate which approximates LIBOR                              $2,050,000        $1,950,000
                                                                             ==========        ==========


Note 4 - Stock Options and Warrants:

     The Company has adopted a 1999 Stock Option Plan ("Plan"), which permits the Company to grant options to employees, officers, directors, consultants and independent contractors. An aggregate of 700,000 shares of common stock may be issued pursuant to the Plan. As of March 31, 2000, 382,950 options have been granted, 191,616 options have vested under the plan with 191,334 future options pending. The shares vest over 3 years and expire 10 years after the grant date. In accordance with SFAS No. 123, "Stock-Based Compensation", the Company has cumulatively recognized stock-based compensation of $383,334, including $65,334 during the three months ended March 31, 2000.

     A summary of the Company's stock option activity and related information for the three months ended March 31, 2000 is as follows:


                                                                                          Weighted-Average
                                                                                     Options           Exercise Price
     Outstanding at Beginning of Year                                                 366,450             $  1.04
     Granted                                                                           31,500             $ 10.25
     Exercised                                                                              0                   0
     Forfeited/Canceled                                                               (15,000)            $  1.00
                                                                                      -------            --------
     Outstanding at March 31, 2000                                                    382,950             $  1.80
                                                                                      =======            ========

     Exercisable at March 31, 2000                                                    191,616             $  1.22
     Weighted-Average Fair Value
         Of Options Granted During
              the period                                                                                  $  2.00



      The following table summarizes information about stock options outstanding under the Plan at March 31, 2000:


                                                        Options Outstanding                Options Exercisable
                                      ---------------------------------------------     ----------------------
                                                                          Weighted                    Weighted
                                                      Weighted Average     Average                     Average
                                        Shares            Remaining       Exercise        Shares      Exercise
     Range of Exercise Price          Outstanding     Contractual Life     Price        Outstanding     Price
     -----------------------          -----------     ----------------   ----------     -----------   --------
     $  1.00                            353,950            9.5            $  1.00         187,616     $  1.00
     $ 11.59                             29,000            9.5            $ 11.59           4,000     $ 11.59


      There are 205,907 warrants with the option to buy one share of common stock at $7.50 per share. All warrants were outstanding at March 31, 2000 and all expire by 2003. All the options expire by 2010.